UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2025

Date of Report (Date of earliest event reported)

NEWSMAX INC.

(Exact name of registrant as specified in its charter)

Florida	024-12567	99-2600308
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 Park of Commerce Drive, Suite 100

Boca Raton, Florida 33487

(Address of principal executive offices and zip code)

(561) 686-1165

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value per share	NMAX	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On March 7, 2025, Newsmax Inc. (the “Company”) entered into a Selling Agency Agreement (the “Selling Agency Agreement”) with Digital Offering, LLC, as selling agent (the “Agent”), to sell up to 7,500,000 shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Shares”) at a purchase price of $10.00 per share through a best-efforts offering (the “Offering”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). The Shares were offered pursuant to the Company’s offering statement on Form 1-A (the “Offering Statement”), initially filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2025 and initially qualified by the SEC on March 7, 2025.

On March 28, 2025, the Company completed the Offering and sold an aggregate of 7,500,000 Shares, resulting in aggregate gross proceeds of $75,000,000, before deducting Agent commissions and other expenses.

Item 3.02 – Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 8.01 - Other Events

On March 28, 2025, the Company issued a press release announcing the completion of the Offering and the anticipated start of trading of its Class B Common stock on The New York Stock Exchange. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Selling Agency Agreement, dated March 7, 2025, between the Company and Digital Offering, LLC
99.1	Press Release, dated March 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2025

Newsmax Inc.

By:	/s/ Darryle Burnham
Name:	Darryle Burnham
Title:	Chief Financial Officer